Exhibit 99.1

Media Contact	Investor Contact
Audria Belton	Cal Evans
Media Relations	Investor Relations
media@synovus.com	investorrelations@synovus.com
Synovus announces earnings for the first quarter 2023
Diluted earnings per share of $1.32 vs. $1.11 in 1Q22
Adjusted diluted earnings per share of $1.33 vs. $1.08 in 1Q22

COLUMBUS, Ga., April 19, 2023 - Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended March 31, 2023. “Our first quarter results reflect a disciplined approach to execution, with pre-provision net revenue of $292 million, a 30% increase year over year,” said Synovus Chairman, CEO and President Kevin Blair. “Our stable deposit base and record deposit production are testaments to the quality of our clients and ability to expand existing and attract new relationships even in this environment. The recent J.D. Power recognition as the Southeast’s number one bank in retail client satisfaction and trust affirms the value of our commitment to tailored solutions, local market presence and personal relationships. Our team continues to exercise prudence and perseverance as we focus on profitable growth and meet the future needs of clients and communities we serve.”

First Quarter 2023 Highlights
•Net income available to common shareholders of $193.9 million, or $1.32 per diluted share, up $0.21 compared to the first quarter 2022.
•Total revenue of $613.9 million increased $116.3 million, or 23%, compared to the first quarter 2022, driven by loan growth and higher interest rates, in addition to growth in core client fee income, excluding mortgage, of 19% year over year.
•Pre-provision net revenue of $292.0 million increased $66.9 million, or 30%, compared to the first quarter 2022.
•Period-end loans increased $328.6 million sequentially, primarily driven by new commercial production offset by a decline in third-party consumer loans from both runoff and a move to held-for-sale of $424 million.
•Total deposits increased $1.08 billion sequentially, or 2%, a result of growth in both core as well as brokered deposits.
•Fortified our liquidity position and currently maintain over $25 billion(1) of contingent liquidity across a diverse set of sources.
•Credit quality metrics continue to remain at strong levels with a net charge-off ratio of 0.17% and a modest increase in the ACL ratio to 1.17%. The NPL and NPA ratios both moved to 0.41%.
•Preliminary CET1 ratio of 9.76% increased 13 bps sequentially as capital generation continued to support client loan growth while also buffering capital levels given economic and regulatory uncertainty.
(1) As of April 17, 2023

First Quarter Summary

	Reported			Adjusted
(dollars in thousands)	1Q23	4Q22	1Q22	1Q23	4Q22	1Q22
Net income available to common shareholders	$193,868	$197,479	$162,746	$195,276	$197,576	$158,368
Diluted earnings per share	1.32	1.35	1.11	1.33	1.35	1.08
Total revenue	613,877	603,785	497,582	599,469	603,359	499,742
Total loans	44,044,939	43,716,353	40,169,150	N/A	N/A	N/A
Total deposits	49,953,936	48,871,559	48,656,244	N/A	N/A	N/A
Return on avg assets	1.36%	1.38%	1.22%	1.37%	1.39%	1.19%
Return on avg common equity	19.23	20.93	14.20	19.37	20.94	13.82
Return on avg tangible common equity	21.94	24.21	16.02	22.09	24.22	15.59
Net interest margin(1)	3.43	3.56	3.01	N/A	N/A	N/A
Efficiency ratio-TE(2)(3)	52.33	51.08	54.66	50.48	50.58	55.50
NCO ratio-QTD	0.17	0.12	0.19	N/A	N/A	N/A
NPA ratio	0.41	0.33	0.40	N/A	N/A	N/A
(1) NIM reflects Actual/Actual day count and includes other immaterial adjustments versus NIM previously reported.
(2) Taxable equivalent
(3) Adjusted tangible efficiency ratio

Balance Sheet

Loans*

(dollars in millions)	1Q23	4Q22	Linked Quarter Change	Linked Quarter % Change	1Q22	Year/Year Change	Year/Year % Change
Commercial & industrial	$22,600.2	$22,066.7	$533.5	2%	$20,352.3	$2,247.9	11%
Commercial real estate	12,996.8	12,650.3	346.4	3	11,145.3	1,851.4	17
Consumer	8,448.0	8,999.4	(551.4)	(6)	8,671.5	(223.5)	(3)
Total loans	$44,044.9	$43,716.4	$328.6	1%	$40,169.2	$3,875.8	10%

*Amounts may not total due to rounding

•Total loans ended the quarter at $44.04 billion, up $328.6 million sequentially.
•Commercial and industrial (C&I) loans increased $533.5 million sequentially, led by broad-based growth within our Wholesale Banking segment across multiple industries and business lines.
•CRE loans increased $346.4 million sequentially as low levels of production were more than offset by slower payoffs and draws related to existing commitments.
•Consumer loans decreased $551.4 million sequentially, largely a result of third-party decline from both runoff and a $424 million move to held-for-sale.

Deposits*

(dollars in millions)	1Q23	4Q22	Linked Quarter Change	Linked Quarter % Change	1Q22	Year/Year Change	Year/Year % Change
Non-interest-bearing DDA	$13,827.6	$14,574.5	$(746.9)	(5)%	$15,526.7	$(1,699.1)	(11)%
Interest-bearing DDA	5,837.0	5,761.4	75.7	1	6,685.4	(848.3)	(13)
Money market	11,780.0	12,480.7	(700.8)	(6)	14,596.9	(2,816.9)	(19)
Savings	1,312.7	1,396.4	(83.8)	(6)	1,476.7	(164.0)	(11)
Public funds	6,888.2	6,635.6	252.6	4	6,048.7	839.5	14
Time deposits	4,060.3	2,724.1	1,336.2	49	2,284.2	1,776.1	78
Brokered deposits	6,248.3	5,299.0	949.2	18	2,037.7	4,210.6	207
Total deposits	$49,953.9	$48,871.6	$1,082.4	2%	$48,656.2	$1,297.7	3%

*Amounts may not total due to rounding

•Total deposits ended the quarter at $49.95 billion, up $1.08 billion sequentially and resulted from relationship-based production in addition to increased brokered deposits as a result of proactive management of our liquidity position, partially offset by the impact of non-interest bearing DDAs decline due to commercial seasonality, normal cash deployment, and to a lesser extent, continued rate pressures.
•Total deposit costs increased 56 bps sequentially to 1.44% and were primarily impacted by the continued rising rate environment and aforementioned mix shift.

Income Statement Summary**

(in thousands, except per share data)	1Q23	4Q22	Linked Quarter Change	Linked Quarter % Change	1Q22	Year/Year Change	Year/Year % Change
Net interest income	$480,751	$501,346	$(20,595)	(4)%	$392,248	$88,503	23%
Non-interest revenue	133,126	102,439	30,687	30	105,334	27,792	26
Non-interest expense	321,852	308,996	12,856	4	272,450	49,402	18
Provision for (reversal of) credit losses	32,154	34,884	(2,730)	(8)	11,400	20,754	182
Income before taxes	$259,871	$259,905	$(34)	—%	$213,732	$46,139	22%
Income tax expense	57,712	54,135	3,577	7	42,695	15,017	35
Preferred stock dividends	8,291	8,291	—	—	8,291	—	—
Net income available to common shareholders	$193,868	$197,479	$(3,611)	(2)%	$162,746	$31,122	19%
Weighted average common shares outstanding, diluted	146,727	146,528	199	—%	146,665	62	—%
Diluted earnings per share	$1.32	$1.35	$(0.03)	(2)	$1.11	$0.21	19
Adjusted diluted earnings per share	1.33	1.35	(0.02)	(1)	1.08	0.25	23
Effective tax rate	22.21%	20.83%			19.98%

**    Amounts may not total due to rounding

Core Performance

•Net interest income of $480.8 million was down $20.6 million sequentially, or 4%, and increased $88.5 million, or 23%, compared to the first quarter 2022.
◦The quarter-over-quarter decline was largely driven by lower day count, increases in deposit costs, and negative remixing from non-interest DDA deposits partially offset by higher asset yields and earning asset growth.
▪Net interest margin was 3.43%, down 13 bps sequentially, impacted by the same factors mentioned above as well as higher cash balances due to precautionary March liquidity actions.
◦The year-over-year increase resulted primarily from loan growth and interest rate increases somewhat offset by higher deposit costs and negative remixing from non-interest DDA deposits.
•Non-interest revenue increased $30.7 million, or 30%, sequentially and increased $27.8 million, or 26%, compared to the first quarter 2022 and was impacted by a $13.1 million one-time benefit from the recovery of a non-performing asset related to the regulatory approval of our Qualpay investment. Adjusted non-interest revenue increased $16.7 million, or 17%, sequentially and increased $11.0 million, or 10%, compared to the first quarter 2022.
◦Increases primarily related to strong capital markets income from syndication fees and interest rate management products and higher wealth revenue from diverse sources including fees from short-term liquidity management products.
•Non-interest expense increased $12.9 million, or 4%, sequentially and increased $49.4 million, or 18%, compared to the first quarter 2022 and was impacted by a $16.8 million loss associated with the move of third-party consumer loans to held-for-sale. Adjusted non-interest expense decreased $2.8 million, or 1%, sequentially and increased $25.0 million, or 9%, compared to the first quarter 2022.
◦The quarter-over-quarter increase was largely due to normal, seasonal personnel expense and planned increases in FDIC insurance expense and healthcare costs offset by lower performance-related expense and well-managed operating costs.
◦The year-over-year increase primarily resulted from new business initiatives, core operating costs including investments in and expansion of our workforce, and costs associated with the industrywide increase in FDIC insurance and healthcare costs.
•Overall credit performance and the credit quality of our recent originations remain strong. The non-performing loan and asset ratios both moved to 0.41%; the net charge-off ratio for the quarter was 0.17%, and total past dues were 0.12% of total loans outstanding.
•Provision for credit losses of $32.2 million decreased $2.7 million sequentially and increased $20.8 million compared to the first quarter 2022. Drivers of the year-over-year increase included loan growth and a modest increase in the allowance for credit losses coverage ratio (to loans) of 2 bps, a result of deterioration in forecasted economic scenarios mostly offset by continued strong loan portfolio performance.

Capital Ratios

	1Q23		4Q22	1Q22
Common equity Tier 1 capital (CET1) ratio	9.76%	*	9.63%	9.49%
Tier 1 capital ratio	10.79	*	10.68	10.63
Total risk-based capital ratio	12.69	*	12.54	12.56
Tier 1 leverage ratio	9.14	*	9.07	8.87
Tangible common equity ratio	6.12		5.84	6.80
* Ratios are preliminary.

Capital

•Preliminary CET1 ratio improved 13 bps during the quarter to 9.76%, and the preliminary total risk-based capital ratio of 12.69% increased 15 bps from the previous quarter as core earnings continued to support robust capital generation.

First Quarter Earnings Conference Call
Synovus will host an earnings highlights conference call at 8:30 a.m. ET on April 20, 2023. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties may listen to this conference call via simultaneous internet broadcast. For a link to the webcast, go to investor.synovus.com/event. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

Synovus Financial Corp. is a financial services company based in Columbus, Georgia, with approximately $62 billion in assets. Synovus provides commercial and consumer banking and a full suite of specialized products and services, including private banking, treasury management, wealth management, mortgage services, premium finance, asset-based lending, structured lending, capital markets and international banking. Synovus has 245 branches in Georgia, Alabama, South Carolina, Florida and Tennessee. Synovus is a Great Place to Work-Certified Company and is on the web at synovus.com and on Twitter, Facebook, LinkedIn and Instagram.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the banking industry and economy in general. These forward-looking statements include, among others, our expectations regarding our future operating and financial performance; expectations on our growth strategy, expense and revenue initiatives, capital management, balance sheet management, and future profitability; expectations on credit quality and performance; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2022, under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Non-GAAP Financial Measures

The measures entitled adjusted non-interest revenue, non-interest expense; adjusted revenue; adjusted tangible efficiency ratio; adjusted net income available to common shareholders; adjusted diluted earnings per share; adjusted return on average assets; adjusted return on average common equity; return on average tangible common equity; adjusted return on average tangible common equity; and tangible common equity ratio are not measures recognized under GAAP and therefore are considered non-GAAP financial measures. The most comparable GAAP measures to these measures are total non-interest revenue; total non-interest expense; total TE revenue; efficiency ratio-TE; net income available to common shareholders; diluted earnings per share; return on average assets; return on average common equity; and the ratio of total shareholders' equity to total assets, respectively.

Management believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ operating results, financial strength, the performance of its business, and the strength of its capital position. However, these non-GAAP financial measures have inherent limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of operating results or capital position as reported under GAAP. The non-GAAP financial measures should be considered as additional views of the way our financial measures are affected by significant items and other factors, and since they are not required to be uniformly applied, they may not be comparable to other similarly titled measures at other companies. Adjusted non-interest revenue and adjusted revenue are measures used by management to evaluate non-interest revenue and TE revenue exclusive of net investment securities gains (losses), fair value adjustment on non-qualified deferred compensation, and other items not indicative of ongoing operations that could impact period-to-period comparisons. Adjusted non-interest expense and the adjusted tangible efficiency ratio are measures utilized by management to measure the success of expense management initiatives focused on reducing recurring controllable operating costs. Adjusted net income available to common shareholders, adjusted diluted earnings per share, adjusted return on average assets, and adjusted return on average common equity are measures used by management to evaluate operating results exclusive of items that are not indicative of ongoing operations and impact period-to-period comparisons. Return on average tangible common equity and adjusted return on average tangible common equity are measures used by management to compare Synovus’ performance with other financial institutions because it calculates the return available to common shareholders without the impact of intangible assets and their related amortization, thereby allowing management to evaluate the performance of the business consistently. The tangible common equity ratio is used by management to assess the strength of our capital position. The computations of these measures are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands)	1Q23	4Q22	1Q22

Adjusted non-interest revenue
Total non-interest revenue	$133,126	$102,439	$105,334
Investment securities (gains) losses, net	(1,030)	—	—
Recovery of NPA	(13,126)	—	—
Fair value adjustment on non-qualified deferred compensation	(1,371)	(1,557)	1,295
Adjusted non-interest revenue	$117,599	$100,882	$106,629

Adjusted non-interest expense
Total non-interest expense	$321,852	$308,996	$272,450
Loss on other loans held for sale	(16,750)	—	—
Loss on early extinguishment of debt	—	—	(677)
Restructuring (charges) reversals	733	2,372	6,424
Valuation adjustment to Visa derivative	—	(2,500)	—
Fair value adjustment on non-qualified deferred compensation	(1,371)	(1,557)	1,295
Adjusted non-interest expense	$304,464	$307,311	$279,492

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	1Q23	4Q22	1Q22
Adjusted revenue and tangible efficiency ratio
Adjusted non-interest expense	$304,464	$307,311	$279,492
Amortization of intangibles	(1,857)	(2,118)	(2,118)
Adjusted tangible non-interest expense	$302,607	$305,193	$277,374

Net interest income	$480,751	$501,346	$392,248
Tax equivalent adjustment	1,119	1,131	865
Total non-interest revenue	133,126	102,439	105,334
Total TE revenue	$614,996	$604,916	$498,447
Recovery of NPA	(13,126)	—	—
Investment securities losses (gains), net	(1,030)	—	—
Fair value adjustment on non-qualified deferred compensation	(1,371)	(1,557)	1,295
Adjusted revenue	$599,469	$603,359	$499,742
Efficiency ratio-TE	52.33%	51.08%	54.66%
Adjusted tangible efficiency ratio	50.48	50.58	55.50

Adjusted return on average assets
Net income	$202,159	$205,770	$171,037
Recovery of NPA	(13,126)	—	—
Loss on other loans held for sale	16,750	—	—
Loss on early extinguishment of debt	—	—	677
Restructuring charges (reversals)	(733)	(2,372)	(6,424)
Valuation adjustment to Visa derivative	—	2,500	—
Investment securities losses (gains), net	(1,030)	—	—
Tax effect of adjustments(1)	(453)	(31)	1,369
Adjusted net income	$203,567	$205,867	$166,659
Net income annualized	$819,867	$816,370	$693,650
Adjusted net income annualized	$825,577	$816,755	$675,895
Total average assets	$60,133,561	$58,963,417	$56,855,898
Return on average assets	1.36%	1.38%	1.22%
Adjusted return on average assets	1.37	1.39	1.19

Adjusted net income available to common shareholders and adjusted diluted earnings per share
Net income available to common shareholders	$193,868	$197,479	$162,746
Recovery of NPA	(13,126)	—	—
Loss on other loans held for sale	16,750	—	—
Loss on early extinguishment of debt	—	—	677
Restructuring charges (reversals)	(733)	(2,372)	(6,424)
Valuation adjustment to Visa derivative	—	2,500	—
Investment securities losses (gains), net	(1,030)	—	—
Tax effect of adjustments(1)	(453)	(31)	1,369
Adjusted net income available to common shareholders	$195,276	$197,576	$158,368
Weighted average common shares outstanding, diluted	146,727	146,528	146,665
Diluted earnings per share	$1.32	$1.35	$1.11
Adjusted diluted earnings per share	1.33	1.35	1.08

Reconciliation of Non-GAAP Financial Measures, continued

(dollars in thousands)	1Q23	4Q22	1Q22
Adjusted return on average common equity, return on average tangible common equity, and adjusted return on average tangible common equity
Net income available to common shareholders	$193,868	$197,479	$162,746
Recovery of NPA	(13,126)	—	—
Loss on other loans held for sale	16,750	—	—
Loss on early extinguishment of debt	—	—	677
Restructuring charges (reversals)	(733)	(2,372)	(6,424)
Valuation adjustment to Visa derivative	—	2,500	—
Investment securities losses (gains), net	(1,030)	—	—
Tax effect of adjustments(1)	(453)	(31)	1,369
Adjusted net income available to common shareholders	$195,276	$197,576	$158,368

Adjusted net income available to common shareholders annualized	$791,953	$783,861	$642,270
Amortization of intangibles, tax effected, annualized	5,699	6,358	6,543
Adjusted net income available to common shareholders excluding amortization of intangibles annualized	$797,652	$790,219	$648,813

Net income available to common shareholders annualized	$786,242	$783,476	$660,025
Amortization of intangibles, tax effected, annualized	5,699	6,358	6,543
Net income available to common shareholders excluding amortization of intangibles annualized	$791,941	$789,834	$666,568

Total average shareholders' equity less preferred stock	$4,088,777	$3,742,927	$4,647,426
Average goodwill	(452,390)	(452,390)	(452,390)
Average other intangible assets, net	(26,245)	(28,174)	(34,576)
Total average tangible shareholders' equity less preferred stock	$3,610,142	$3,262,363	$4,160,460
Return on average common equity	19.23%	20.93%	14.20%
Adjusted return on average common equity	19.37	20.94	13.82
Return on average tangible common equity	21.94	24.21	16.02
Adjusted return on average tangible common equity	22.09	24.22	15.59

(dollars in thousands)	March 31, 2023	December 31, 2022	March 31, 2022

Tangible common equity ratio
Total assets	$61,840,025	$59,731,378	$56,419,549
Goodwill	(452,390)	(452,390)	(452,390)
Other intangible assets, net	(25,267)	(27,124)	(33,478)
Tangible assets	$61,362,368	$59,251,864	$55,933,681

Total shareholders’ equity	$4,770,130	$4,475,801	$4,824,635
Goodwill	(452,390)	(452,390)	(452,390)
Other intangible assets, net	(25,267)	(27,124)	(33,478)
Preferred Stock, no par value	(537,145)	(537,145)	(537,145)
Tangible common equity	$3,755,328	$3,459,142	$3,801,622
Total shareholders’ equity to total assets ratio	7.71%	7.49%	8.55%
Tangible common equity ratio	6.12	5.84	6.80

(1) An assumed marginal tax rate of 24.3% for 1Q23 and 4Q22 and 23.8% for 1Q22 was applied.